Exhibit 99.1

THE LEGACY BANK
PROXY
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON , 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby constitutes and appoints                    , and each or any of them, attorneys in fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of The Legacy Bank (the “Bank”) that the undersigned may be entitled to vote at the Special Meeting of Shareholders of the Bank to be held at                     , on                     , 2006, at                      p.m., prevailing time, and at any adjournment or postponement thereof, as follows:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2
PROPOSAL NO. 1
Merger. Proposal to approve and adopt an Agreement and Plan of Merger dated December 21, 2005 pursuant to which the Bank will be merged with and into First National Bank of Pennsylvania, a wholly owned subsidiary of F.N.B. Corporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL NO. 2
Adjournment. Proposal to grant discretionary authority to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting to approve and adopt the Agreement and Plan of Merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION, SUCH ATTORNEYS IN FACT AND PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE AND FOR PROPOSAL 2 ABOVE.

Dated , 2006
	Signature(s)	(Seal)

Number of Shares Held of Record
On                     , 2006
PLEASE DATE, SIGN AND RETURN THIS PROXY AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.
IF YOU ARE PLANNING TO PERSONALLY ATTEND THE SPECIAL MEETING OF THE LEGACY BANK ON                     , 2006, PLEASE INDICATE NUMBER OF ATTENDEES HERE: